UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2012

NATIONAL PROPERTY INVESTORS 4

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-10412	13-3031722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 BEATTIE PLACE POST OFFICE BOX 1089 GREENVILLE, SOUTH CAROLINA		29602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (864) 239-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders

As previously disclosed, on December 19, 2011, National Property Investors 4, a California limited partnership (the “California Partnership”) entered into an Amended and Restated Agreement and Plan of Conversion and Merger (the “Amended and Restated Merger Agreement”) with AIMCO Properties, L.P., a Delaware limited partnership (“AIMCO OP”) and AIMCO NPI 4 Merger Sub LLC, a Delaware limited liability company of which AIMCO OP is the sole member (the “Merger Subsidiary”). The Amended and Restated Merger Agreement contemplates (i) the conversion (the “Conversion”) of the California Partnership into a Delaware partnership (the “Delaware Partnership”), and (ii) after the Conversion, the merger of the Merger Subsidiary with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity (the “Merger”).

On February 21, 2012, AIMCO OP and its affiliates, took action by written consent to approve the Conversion, which was completed on February 21, 2012. Prior to the Conversion, there were 60,002 California Units issued and outstanding, of which AIMCO OP and its affiliates owned 47,850 California Units (approximately 79.75%) and had the right to vote 38,259 California Units (approximately 63.76%) without restriction.

On February 21, 2012, AIMCO OP and its affiliates, took action by written consent to approve the Merger, which was completed on February 21, 2012. Prior to the Merger, there were 60,002 Delaware Units issued and outstanding, of which AIMCO OP and its affiliates owned 47,850 Delaware Units (approximately 79.75%) and had the right to vote 38,259 Delaware Units (approximately 63.76%) without restriction.

Conversion

Completion of the Conversion was subject to approval by the California Partnership’s general partner NPI Equity Investments, Inc. (the “General Partner”) and a majority of the California Units.

In connection with the Conversion, each California Unit was converted into an identical unit of limited partnership interest in the Delaware Partnership, and each general partnership interest in the California Partnership held by a general partner was converted into an equivalent general partnership interest in the Delaware Partnership.

Upon completion of the Conversion, the certificate of limited partnership of the Delaware Partnership became the certificate of limited partnership of the surviving entity. In connection with the Conversion, the California Partnership’s partnership agreement in effect immediately prior to the Conversion was adopted as the partnership agreement of the Delaware Partnership, with the following changes: (i) references therein to the California Uniform Limited Partnership Act, as amended, or the California Act, were amended to refer to the Delaware Revised Uniform Limited Partnership Act, as amended, or the Delaware Act; (ii) a description of the Conversion and the Merger was added; and (iii) the name of the partnership was changed to “National Property Investors 4, LP.”

Merger

Completion of the Merger was subject to approval by the General Partner and a majority of the Delaware Units.

In connection with the Merger, the Merger Subsidiary was merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity. In connection therewith, each Delaware Unit outstanding immediately prior to the Merger and held by limited partners (other than Delaware Units as to which appraisal rights are elected) was converted into the right to receive, at the election of the limited partner, either (i) $167.15 in cash (the “Cash Consideration”) or (ii) 6.68 partnership common units of AIMCO OP. Limited partners who are residents of the State of California, or who fail to make an election, will receive only the Cash Consideration.

Upon the consummation of the Merger, AIMCO OP’s interest in the Merger Subsidiary was converted into 1,000 Delaware Units, and AIMCO OP became the sole limited partner of the Delaware Partnership. The General Partner will continue to serve as the General Partner of the Delaware Partnership, and the Delaware Partnership’s agreement of limited partnership in effect immediately prior to the Merger remains unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PROPERTY INVESTORS 4

Date: February 21, 2012	By:	NPI EQUITY INVESTMENTS, INC., Its General Partner

	By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting